Exhibit 99.1

Exterran Corporation Announces Fourth Quarter and Full Year 2019 Results

Results at High End of Guidance
Strong Cash Flow from Operating Activities
Booked Largest Product Sale Order in Company History in 1Q20

HOUSTON, February 26, 2020 - Exterran Corporation (NYSE: EXTN) (“Exterran” or the “Company”) today reported fourth quarter financial results.

	Three Months Ended			Variance
	December 31,	September 30,	December 31,
(unaudited, in millions)	2019	2019	2018	Sequential	Year-over-Year
Revenues:
Contract operations	$96.5	$96.3	$88.2	—%	9%
Aftermarket services	36.9	34.9	32.0	6%	15%
Product sales	139.3	171.3	211.9	(19)%	(34)%
Total	$272.7	$302.4	$332.2	(10)%	(18)%

Gross margin percentage (1):
Contract operations	64%	64%	70%	(46) bps	(597) bps
Aftermarket services	25%	25%	22%	(56) bps	248 bps
Product sales	9%	11%	13%	(205) bps	(394) bps
Total	30%	29%	29%	91 bps	164 bps

Product Sales Booking	$108.8	$118.1	$158.6	(8)%	(31)%

Contract Operations Backlog	$1,252.0	$1,210.2	$1,398.6	3%	(10)%
Product Sales Backlog	278.0	308.5	705.8	(10)%	(61)%

(1)	bps - basis point change in margin

Andrew Way, Exterran’s President and Chief Executive Officer commented, “2019 proved to be a much more challenging year for the oil and gas industry than many had anticipated. That said, our teams around the globe worked tirelessly to deliver on our key contract operations awards and on the strong backlog we had entering the year. During the fourth quarter, the company did an exceptional job of controlling costs and working capital to deliver net cash from operating activities of $55 million, leading to full year net cash from operating activities of $176 million. Our focus on cash resulted in positive free cash flow for the year, while delivering two large capital intensive contract operations projects. Additionally, orders in the first quarter are already in excess of $400 million providing an encouraging start to 2020. ”

During the quarter, we bought back 441,110 shares at an average price of $7.56 per share.

As the company stated in a press release on February 13, 2020, it is close to finalizing its strategic review of its U.S. compression fabrication business. While a formal decision has not been reached, we can communicate that we do not foresee U.S. compression fabrication being a part of our core business going forward. However, we will still partner with U.S. compression equipment providers for U.S. integrated plants and utilize our global footprint to support our international markets.

During the fourth quarter, the company recorded $65.5 million, or $2.00 per share, of non-cash impairment charges primarily related to its decision to monetize certain idle compression assets from its contract operations segment and from its review of options for its U.S. compression business.

Net loss from continuing operations was $80.2 million, or $2.45 per share, on revenue of $272.7 million for the fourth quarter of 2019. This compares to net loss from continuing operations of $8.3 million, or $0.25 per share, on revenue of $302.4 million for the third quarter of 2019 and net loss from continuing operations of $5.3 million, or $0.15 per share, on revenue of $332.2 million for the fourth quarter of 2018. Net loss was $79.8 million for the fourth quarter of 2019, as compared to net loss of $9.8 million for the third quarter of 2019 and net income of $14.1 million for the fourth quarter of 2018. EBITDA, as adjusted, was $47.3 million for the fourth quarter of 2019, as compared to $50.1 million for the third quarter of 2019 and $51.5 million for the fourth quarter of 2018. Loss before income taxes was $75.2 million as compared to loss before income taxes of $7.8 million for the third quarter of 2019 and income before income taxes of $11.1 million for the fourth quarter of 2018.

Selling, general and administrative expenses were $37.5 million in the fourth quarter of 2019, as compared with $37.7 million in the third quarter of 2019 and $44.7 million in the fourth quarter of 2018.

Contract Operations Segment
Contract operations revenue in the fourth quarter of 2019 was $96.5 million, relatively flat from third quarter 2019 revenue of $96.3 million and a 9% increase from fourth quarter 2018 revenue of $88.2 million.

Contract operations gross margin in the fourth quarter of 2019 was $61.6 million, as compared to gross margin of $61.9 million in the third quarter of 2019 and $61.6 million in fourth quarter of 2018. Gross margin percentage in the fourth quarter of 2019 was 64%, as compared with 64% in the third quarter of 2019 and 70% in the fourth quarter of 2018. Contract operations backlog at the end of 2019 was $1.3 billion, flat when compared to the third quarter 2019.

Revenue and margins were largely unchanged sequentially as we had limited fluctuations in our contract operations projects.

Aftermarket Services Segment
Aftermarket services revenue in the fourth quarter of 2019 was $36.9 million, a 6% increase from third quarter 2019 revenue of $34.9 million and a 15% increase from fourth quarter 2018 revenue of $32.0 million.

Aftermarket services gross margin in the fourth quarter of 2019 was $9.1 million, a 3% increase from third quarter 2019 gross margin of $8.8 million and a 28% increase from fourth quarter 2018 gross margin of $7.1 million. Gross margin percentage in the fourth quarter of 2019 was 25%, as compared with 25% in the third quarter of 2019 and 22% in the fourth quarter of 2018.

Product Sales Segment
Product sales revenue in the fourth quarter of 2019 was $139.3 million, a 19% decrease from third quarter 2019 revenue of $171.3 million and a 34% decrease from fourth quarter 2018 revenue of $211.9 million.

Product sales gross margin in the fourth quarter of 2019 was $12.0 million, a 34% decrease from third quarter 2019 gross margin of $18.3 million and a 55% decrease from fourth quarter 2018 gross margin of $26.6 million. Gross margin percentage in the fourth quarter of 2019 was 9% as compared with 11% in the third quarter of 2019 and 13% in the fourth quarter of 2018.

The decline in revenue for product sales sequentially was due to the declining backlog that we have witnessed through the course of 2019 driven by the downturn experienced in the North American market.

Product sales backlog was $278.0 million at December 31, 2019, as compared to $308.5 million at September 30, 2019 and $705.8 million at December 31, 2018. Product sales bookings for the fourth quarter of 2019 were $108.8 million, resulting in a book-to-bill ratio of 78%. This compares to bookings of $118.1 million for the third quarter of 2019 and bookings of $158.6 million for the fourth quarter of 2018.

Conference Call Information
The Company will host a conference call at 8:00 a.m. Central Time on Thursday, February 27, 2020. The call can be accessed from the Company’s website at www.exterran.com or by telephone at 877-524-8416. For those who cannot listen to the live call, a telephonic replay will be available through March 5, 2019 and may be accessed by calling 877-660-6853 and using the pass code 1313698594. A presentation will also be posted on the Company’s website prior to the conference call.

About Exterran Corporation
Exterran Corporation (NYSE: EXTN) is a global systems and process company offering solutions in the oil, gas, water and power markets. We are a leader in natural gas processing and treatment and compression products and services, providing critical midstream infrastructure solutions to customers throughout the world. Exterran Corporation is headquartered in Houston, Texas and operates in approximately 25 countries.

For more information, contact:
Blake Hancock, Vice President of Investor Relations, at 281-854-3043
Or visit www.exterran.com.

*****
Non-GAAP and Other Financial Information
Gross margin is defined as revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue. The Company evaluates the performance of its segments based on gross margin for each segment.

EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) excluding income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), income taxes, interest expense (including debt extinguishment costs), depreciation and amortization expense, impairment charges, restructuring and other charges, non-cash gains or losses from foreign currency exchange rate changes recorded on intercompany obligations, expensed acquisition costs and other items. EBITDA, as adjusted, excludes the benefit of the two previously announced sales of our Venezuelan assets.

Adjusted net income (loss) from continuing operations and diluted adjusted net income (loss) from continuing operations per common share, non-GAAP measures, are defined as net income (loss) and earnings per share, excluding the impact of income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), impairment charges (net of tax), restructuring and other charges (net of tax), the benefit of the previously announced sale of our joint ventures’ Venezuelan assets, the effect of income tax adjustments that are outside of the Company’s anticipated effective tax rates and other items.

See tables below for additional information concerning non-GAAP financial information, including a reconciliation of the non-GAAP financial information presented in this press release to the most directly comparable financial information presented in accordance with GAAP. Non-GAAP financial information supplements should be read together with, and are not an alternative or substitute for, the Company’s financial results reported in accordance with GAAP. Because non-GAAP financial information is not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements may include words such as “guidance,” “anticipate,” “estimate,” “expect,” “forecast,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Examples of forward-looking information in this release include, but are not limited to: Exterran’s financial and operational strategies and ability to successfully effect those strategies; Exterran’s expectations regarding future economic and market conditions; Exterran’s financial and operational outlook and ability to fulfill that outlook; demand for Exterran’s products and services and growth opportunities for those products and services; and statements regarding industry activity levels and infrastructure build-out opportunities.

These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran’s control, which could cause actual results to differ materially from such statements. As a result, any such forward-looking statements are not guarantees of future performance or results. While Exterran believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic and political conditions and the impact they may have on Exterran and its customers; Exterran’s reduced profit margins or loss of market share resulting from competition or the introduction of competing technologies by other companies; Exterran’s ability to win profitable new business; changes in international trade relationships including the imposition of trade restrictions or tariffs relating to any materials or products used in the operation of our business; conditions in the oil and gas industry, including a sustained imbalance in the level of supply or demand for oil or natural gas or a sustained low price of oil or natural gas; Exterran’s ability to timely and cost-effectively execute projects; Exterran enhancing or maintaining its asset utilization, particularly with respect to its fleet of compressors and other assets; Exterran’s ability to integrate acquired businesses; employment and workforce factors, including the ability to hire, train and retain key employees; Exterran’s ability to accurately estimate costs and time required under Exterran’s fixed price contracts; liability related to the use of Exterran’s products and services; changes in political or economic conditions in key operating markets, including international markets; changes in current exchange rates, including the risk of currency devaluations by foreign governments, and restrictions on currency repatriation; risks associated with Exterran’s operations, such as equipment defects, equipment malfunctions, environmental discharges, extreme weather and natural disasters; risks associated with cyber-based attacks or network security breaches; any non-performance by third parties of their contractual obligations, including the financial condition of our customers; changes in safety, health, environmental and other regulations, including those related to climate change or water scarcity; and Exterran’s indebtedness and its ability to generate sufficient cash flow, access financial markets at an acceptable cost, fund its operations, capital commitments and other contractual cash obligations, including our debt obligations.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran’s Annual Report on Form 10-K for the year ended December 31, 2018, and other filings with the Securities and Exchange Commission available on the Securities and Exchange Commission’s website www.sec.gov. A discussion of these risks is expressly incorporated by reference into this release. Except as required by law, Exterran expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

EXTERRAN CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Revenues:
Contract operations	$96,481	$96,261	$88,165	$368,126	$360,973
Aftermarket services	36,909	34,893	32,045	129,217	120,676
Product sales	139,299	171,277	211,943	820,097	879,207
	272,689	302,431	332,153	1,317,440	1,360,856
Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
Contract operations	34,880	34,356	26,613	128,163	122,138
Aftermarket services	27,793	26,079	24,925	95,607	89,666
Product sales	127,296	153,011	185,320	730,448	765,624
Selling, general and administrative	37,524	37,702	44,674	164,314	178,401
Depreciation and amortization	45,888	42,133	31,601	162,557	123,922
Impairments	65,484	2,970	—	74,373	3,858
Restatement related charges (recoveries), net	28	—	42	48	(276)
Restructuring and other charges	746	1,794	311	8,712	1,997
Interest expense	10,426	10,103	7,430	38,620	29,217
Other (income) expense, net	(2,208)	2,101	145	(1,829)	6,484
	347,857	310,249	321,061	1,401,013	1,321,031
Income (loss) before income taxes	(75,168)	(7,818)	11,092	(83,573)	39,825
Provision for income taxes	5,081	477	16,365	25,290	39,433
Income (loss) from continuing operations	(80,249)	(8,295)	(5,273)	(108,863)	392
Income (loss) from discontinued operations, net of tax	412	(1,546)	19,346	6,486	24,462
Net income (loss)	$(79,837)	$(9,841)	$14,073	$(102,377)	$24,854

Basic net income (loss) per common share:
Income (loss) from continuing operations per common share	$(2.45)	$(0.25)	$(0.15)	$(3.18)	$0.01
Income (loss) from discontinued operations per common share	0.01	(0.04)	0.55	0.19	0.67
Net income (loss) per common share	$(2.44)	$(0.29)	$0.40	$(2.99)	$0.68

Diluted net income (loss) per common share:
Income (loss) from continuing operations per common share	$(2.45)	$(0.25)	$(0.15)	$(3.18)	$0.01
Income (loss) from discontinued operations per common share	0.01	(0.04)	0.55	0.19	0.67
Net income (loss) per common share	$(2.44)	$(0.29)	$0.40	$(2.99)	$0.68

Weighted average common shares outstanding used in net income per common share:
Basic	32,714	33,783	35,567	34,283	35,433
Diluted	32,714	33,783	35,567	34,283	35,489

EXTERRAN CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,
	2019	2018
ASSETS

Current assets:
Cash and cash equivalents	$16,683	$19,300
Restricted cash	19	178
Accounts receivable, net	202,337	248,467
Inventory, net	143,538	150,689
Contract assets	46,537	91,602
Other current assets	22,477	44,234
Current assets associated with discontinued operations	4,332	11,605
Total current assets	435,923	566,075
Property, plant and equipment, net	844,410	901,577
Operating lease right of use assets	26,783	—
Deferred income taxes	13,994	11,370
Intangible and other assets, net	93,300	86,371
Long-term assets held for sale	624	—
Long-term assets associated with discontinued operations	2,970	1,661
Total assets	$1,418,004	$1,567,054

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable, trade	$123,444	$165,744
Accrued liabilities	104,081	123,335
Contract liabilities	82,854	153,483
Current operating lease liabilities	6,268	—
Current liabilities associated with discontinued operations	9,998	14,767
Total current liabilities	326,645	457,329
Long-term debt	443,587	403,810
Deferred income taxes	993	6,005
Long-term contract liabilities	156,262	101,363
Long-term operating lease liabilities	30,958	—
Other long-term liabilities	49,263	39,812
Long-term liabilities associated with discontinued operations	758	5,914
Total liabilities	1,008,466	1,014,233
Total stockholders’ equity	409,538	552,821
Total liabilities and stockholders’ equity	$1,418,004	$1,567,054

EXTERRAN CORPORATION
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Revenues:
Contract operations	$96,481	$96,261	$88,165	$368,126	$360,973
Aftermarket services	36,909	34,893	32,045	129,217	120,676
Product sales	139,299	171,277	211,943	820,097	879,207
	$272,689	$302,431	$332,153	$1,317,440	$1,360,856

Gross margin:
Contract operations	$61,601	$61,905	$61,552	$239,963	$238,835
Aftermarket services	9,116	8,814	7,120	33,610	31,010
Product sales	12,003	18,266	26,623	89,649	113,583
Total	$82,720	$88,985	$95,295	$363,222	$383,428

Gross margin percentage:
Contract operations	64%	64%	70%	65%	66%
Aftermarket services	25%	25%	22%	26%	26%
Product sales	9%	11%	13%	11%	13%
Total	30%	29%	29%	28%	28%

Selling, general and administrative	$37,524	$37,702	$44,674	$164,314	$178,401
% of revenue	14%	12%	13%	12%	13%

EBITDA, as adjusted	$47,269	$50,066	$51,472	$200,657	$205,498
% of revenue	17%	17%	15%	15%	15%

Capital expenditures	$21,156	$46,002	$62,882	$193,274	$215,108

Revenue by Geographical Regions:
North America	$128,079	$157,010	$189,714	$705,484	$858,934
Latin America	60,875	67,406	68,865	246,290	274,414
Middle East and Africa	70,005	66,601	63,962	319,866	163,093
Asia Pacific	13,730	11,414	9,612	45,800	64,415
Total revenues	$272,689	$302,431	$332,153	$1,317,440	$1,360,856

	As of
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Contract Operations Backlog:
Contract operations services	$1,252,001	$1,210,187	$1,398,644	$1,252,001	$1,398,644

Product Sales Backlog:
Compression equipment	$160,946	$196,144	$471,827	$160,946	$471,827
Processing and treating equipment	69,912	50,176	229,258	69,912	229,258
Production equipment	593	—	2,438	593	2,438
Other product sales	46,501	62,174	2,246	46,501	2,246
Total product sales backlog	$277,952	$308,494	$705,769	$277,952	$705,769

EXTERRAN CORPORATION
UNAUDITED NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Non-GAAP Financial Information—Reconciliation of Income (loss) before income taxes to Total gross margin:
Income (loss) before income taxes	$(75,168)	$(7,818)	$11,092	$(83,573)	$39,825
Selling, general and administrative	37,524	37,702	44,674	164,314	178,401
Depreciation and amortization	45,888	42,133	31,601	162,557	123,922
Impairments	65,484	2,970	—	74,373	3,858
Restatement related charges (recoveries), net	28	—	42	48	(276)
Restructuring and other charges	746	1,794	311	8,712	1,997
Interest expense	10,426	10,103	7,430	38,620	29,217
Other (income) expense, net	(2,208)	2,101	145	(1,829)	6,484
Total gross margin (1)	$82,720	$88,985	$95,295	$363,222	$383,428

Non-GAAP Financial Information—Reconciliation of Net income (loss) to EBITDA, as adjusted:
Net income (loss)	$(79,837)	$(9,841)	$14,073	$(102,377)	$24,854
(Income) loss from discontinued operations, net of tax	(412)	1,546	(19,346)	(6,486)	(24,462)
Depreciation and amortization	45,888	42,133	31,601	162,557	123,922
Impairments	65,484	2,970	—	74,373	3,858
Restatement related charges (recoveries), net	28	—	42	48	(276)
Restructuring and other charges	746	1,794	311	8,712	1,997
Interest expense	10,426	10,103	7,430	38,620	29,217
(Gain) loss on currency exchange rate remeasurement of intercompany balances	(135)	884	996	(80)	5,241
Loss on sale of business	—	—	—	—	1,714
Provision for income taxes	5,081	477	16,365	25,290	39,433
EBITDA, as adjusted (2)	$47,269	$50,066	$51,472	$200,657	$205,498

Non-GAAP Financial Information—Reconciliation of Net income (loss) to Adjusted net loss from continuing operations:
Net income (loss)	$(79,837)	$(9,841)	$14,073	$(102,377)	$24,854
(Income) loss from discontinued operations, net of tax	(412)	1,546	(19,346)	(6,486)	(24,462)
Income (loss) from continuing operations	(80,249)	(8,295)	(5,273)	(108,863)	392
Adjustment for items:
Impairments	65,484	2,970	—	74,373	3,858
Restatement related charges (recoveries), net	28	—	42	48	(276)
Restructuring and other charges	746	1,794	311	8,712	1,997
Loss on sale of business	—	—	—	—	1,714
Tax impact of adjustments (3)	(613)	(3)	(87)	(1,181)	(733)
Adjusted net income (loss) from continuing operations (4)	$(14,604)	$(3,534)	$(5,007)	$(26,911)	$6,952

Diluted income (loss) from continuing operations per common share	$(2.45)	$(0.25)	$(0.15)	$(3.18)	$0.01
Adjustment for items, after-tax, per diluted common share	2.00	0.15	0.01	2.40	0.18
Diluted adjusted net income (loss) from continuing operations per common share (4) (5)	$(0.45)	$(0.10)	$(0.14)	$(0.78)	$0.19

(1) Management evaluates the performance of each of the Company’s segments based on gross margin. Total gross margin, a non-GAAP measure, is included as a supplemental disclosure because it is a primary measure used by our management to evaluate the results of revenue and cost of sales (excluding depreciation and amortization expense), which are key components of our operations. Management believes total gross margin is important supplemental information for investors because it focuses on the current performance of our operations and excludes the impact of the prior historical costs of the assets acquired or constructed that are utilized in those operations, the indirect costs associated with our SG&A activities, the impact of our financing methods, restatement related charges (recoveries), restructuring and other charges and income taxes. In addition, the inclusion of depreciation and amortization expense may not accurately reflect the costs required to maintain and replenish the operational usage of our assets and therefore may not portray the costs from current operating activity.

(2) Management believes EBITDA, as adjusted, is an important measure of operating performance because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of our capital structure (interest expense from outstanding debt), asset base (depreciation and amortization), our subsidiaries’ capital structure (non-cash gains or losses from foreign currency exchange rate changes on intercompany obligations), tax consequences, impairment charges, restatement related charges (recoveries), restructuring and other charges, expensed acquisition costs and other items. Management uses EBITDA, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, the Company's compensation committee has used EBITDA, as adjusted, in evaluating the performance of the Company and management and in evaluating certain components of executive compensation, including performance-based annual incentive programs.

(3) The tax impacts of adjustments were based on the Company’s statutory tax rates applicable to each item in the appropriate taxing jurisdictions. Using statutory tax rates for presentation of the non-GAAP measures allows a consistent basis for investors to understand financial performance of the Company across historical periods. The overall effective tax rate on adjustments was impacted by the inability to recognize tax benefits from charges in jurisdictions that are in cumulative loss positions.

(4) Management believes adjusted net income (loss) from continuing operations and diluted adjusted net income (loss) from continuing operations per common share provides useful information to investors because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of impairment charges, restructuring and other charges, restatement related charges (recoveries), expensed acquisition costs and other items not appropriately reflective of our core business.

(5) Diluted adjusted net income (loss) from continuing operations per common share, was computed using the two-class method to determine the net income (loss) per share for each class of common stock and participating security (certain of our restricted stock and restricted stock units) according to participation rights in undistributed earnings.